Exhibit 24(b)

POWER OF ATTORNEY

Xerox Corporation (the “Company”) and each person whose signature appears below authorize each of L. A. Zimmerman, J. M. Farren, S. K. Lee and D. H. Marshall (each an “appointee”) to file, in either paper or electronic form, from time-to-time one or more amendments to the Company’s registration statements Nos. 33-65269, 333-93269, 33-44314 and/or 333-22313 for the purpose of removing from registration all remaining unissued shares of the Company’s common stock thereunder not subject to outstanding options or awards, such amendments to be in such form and contain such information, including exhibits and other documents relating thereto as any such appointee deems advisable. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such amendments and any and all other documents in connection therewith, in the name and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the Securities and Exchange Commission (the “SEC”), and to file, either in paper or electronic form, with the SEC this Power of Attorney or a form thereof. Each such person individually and in such capacities stated below hereby grants to such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of May 19, 2005.

XEROX CORPORATION

By:	/s/ ANNE M. MULCAHY
Anne M. Mulcahy
Chairman of the Board and
Chief Executive Officer

/s/ ANNE M. MULCAHY Anne M. Mulcahy	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ GARY R. KABURECK Gary R. Kabureck	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ GLENN A. BRITT Glenn A. Britt	Director

/s/ RICHARD J. HARRINGTON Richard J. Harrington	Director

/s/ WILLIAM CURT HUNTER William Curt Hunter	Director

/s/ VERNON E. JORDAN, JR. Vernon E. Jordan, Jr.	Director

/s/ RALPH S. LARSEN Ralph S. Larsen	Director

/s/ N. J. NICHOLAS, JR. N. J. Nicholas, Jr.	Director

/s/ ANN N. REESE Ann N. Reese	Director

/s/ STEPHEN ROBERT Stephen Robert	Director